EXHIBIT 99.1

News Release

FOR FURTHER INFORMATION:
Media Relations:	Investor Relations:
Jim Vitak	Eric Boni
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	enboni@ashland.com

FOR IMMEDIATE RELEASE
Nov. 13, 2008

Ashland completes acquisition of Hercules
Five commercial units’ pro forma revenue exceeds $10 billion

COVINGTON, Ky. and WILMINGTON, Del. – Ashland Inc. (NYSE: ASH) today completed its acquisition of Hercules Incorporated, creating a leading specialty chemicals company serving many of the world’s most essential needs and industries. Each share of Hercules common stock outstanding was exchanged for $18.60 in cash and 0.093 of a share of Ashland common stock. A letter of transmittal and instructions for exchanging Hercules shares for shares of Ashland stock and cash consideration will be mailed shortly to the Hercules shareholders of record at the close of business on Nov. 13, 2008.
“This is a landmark day for our combined employees, customers, shareholders and all those with whom we interact,” said James J. O’Brien, Ashland chairman and chief executive officer. “Together, we now begin working to build an exciting new future, confident that our people, technologies, products and services will drive our growth for years to come.”

Transformation overview

Ashland now comprises a core of three specialty chemical businesses that will drive the company both strategically and financially, generating approximately 75 percent of total EBITDA on a pro forma basis. These businesses – paper and water technologies, specialty resins, and specialty additives and functional ingredients – hold strong market positions and promising global growth potential. Ashland’s logistics efficiencies and well-developed marketing capabilities in consumer markets complement its core businesses and enhance its ability to deliver valued products and services.
“This transaction better positions Ashland to deliver more stable and predictable earnings, generate stronger cash flows and gain access to higher growth markets worldwide, most especially those in emerging economies,” said O’Brien.
Ashland anticipates approximately $120 million in annual run-rate savings by eliminating redundancies and capturing operational efficiencies by the end of fiscal year 2010.
“Our integration team, guided by Ted Harris and supported by key representatives of both companies, has already provided a solid foundation for our continued development as one company,” said O’Brien. “Their ongoing management of this activity is focused on successfully integrating the best processes from both companies, achieving our synergy and cost-saving targets and pursuing the new opportunities for growth.”
The expanded international presence of Ashland as a result of the transaction will increase revenue derived outside North America to roughly 35 percent of the total $10.7 billion of pro forma revenue for the 12 months ended Sept. 30, 2008.

New commercial structure

Ashland’s new structure, incorporating the former Hercules businesses effective today, is composed of five commercial units:

•	Ashland Hercules Water Technologies, a $2 billion specialty paper and water chemicals business formed from the related operations of Hercules and Ashland;
•	Ashland Performance Materials, the specialty resins business serving construction, infrastructure, energy and transportation segments;
•
Ashland Aqualon Functional Ingredients, a fast-growing business of specialty additives and functional ingredients derived from renewable resources, and serving personal care, pharmaceuticals, food, construction, transportation  and other industries;

•	Ashland Consumer Markets, the Valvoline® lubricants, automotive appearance and service business; and
•	Ashland Distribution, North America’s leading distributor of chemicals, plastics, composite materials and environmental services.

Transaction Details

 The cash portion of the transaction was funded through a combination of cash on hand and debt financing from Bank of America and Scotia Capital.
Citigroup Global Markets Inc. acted as financial advisor, and Squire, Sanders & Dempsey LLP acted as legal counsel, to Ashland. Credit Suisse Securities (USA) LLC acted as financial advisor, and Wachtell, Lipton, Rosen & Katz acted as legal counsel, to Hercules.
About Ashland

 The corporate headquarters for Ashland will remain in Covington, Ky. The Hercules administrative facility in Wilmington, Del., now becomes the operations center for the Ashland Aqualon Functional Ingredients and the Ashland Hercules Water Technologies commercial units. To capitalize on the opportunities of emerging economies, the company recently repositioned the operations center for its Ashland Performance Materials commercial unit to Barendrecht, the Netherlands, where it can serve growing demands in Eastern Europe and as a central point for operations in the Americas and Asia Pacific. Ashland Consumer Markets (Valvoline) will maintain its operations base in Lexington, Ky., and Ashland Distribution will continue to be based in Dublin, Ohio. A series of technical and research and development centers will also be maintained around the world.
Ashland Inc. (NYSE: ASH) provides specialty chemical products, services and solutions for many of the world’s most essential needs and industries. Serving customers in more than 100 countries, it operates through five commercial units: Ashland Hercules Water Technologies, Ashland Performance Materials, Ashland Aqualon Functional Ingredients, Ashland Consumer Markets (Valvoline) and Ashland Distribution. To learn more about Ashland, visit www.ashland.com.

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Forward-Looking Statements

This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The statements include those made with respect to Ashland’s operating performance and Ashland’s acquisition of Hercules Incorporated. These expectations are based upon a number of assumptions, including those mentioned within this news release. Performance estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). These risks and uncertainties may cause actual operating results to differ materially from those stated, projected or implied. Such risks and uncertainties with respect to Ashland’s acquisition of Hercules include the possibility that the benefits anticipated from the Hercules transaction will not be fully realized; the substantial indebtedness Ashland has incurred to finance the acquisition may impair Ashland’s financial condition; the restrictive covenants under the debt instruments may hinder the successful operation of Ashland’s business; future cash flow may be insufficient  to repay the debt; and other risks that are described in filings made by Ashland with the Securities and Exchange Commission (SEC). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved.

This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors, uncertainties and risks affecting Ashland are contained in Ashland's periodic filings made with the SEC, including its Form 10-K for the fiscal year ended Sept. 30, 2007, and Forms 10-Q for the quarters ended Dec. 31, 2007, and March 31 and June 30, 2008, which are available on Ashland’s Investor Relations website at www.ashland.com/investors or the SEC’s website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.